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                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[X]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.

                         THE ELDER-BEERMAN STORES CORP.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

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[ELDER BEERMAN LETTERHEAD]                                               NEWS
                                                                         RELEASE

               3155 El-Bee Rd. - Box 1448 - Dayton, OH 45401-1448
                        937-296-2700 - FAX 937-296-4625




FOR IMMEDIATE RELEASE         INVESTOR INQUIRIES:

                              Scott J. Davido

                              Executive Vice President - Chief Financial Officer
                              (937) 296-2683



                       ELDER-BEERMAN CONTINUES TO EVALUATE
                             STRATEGIC ALTERNATIVES

         DAYTON, OHIO, JUNE 8, 2000 - The Elder-Beerman Stores Corp. (NASDAQ NM:
EBSC) announced on February 28, 2000 that it engaged Wasserstein Perella & Co. to explore strategic alternatives. In order to properly evaluate the Company's options on how to best maximize shareholder value, this process is deliberate and time-consuming. The Company is actively working with its advisors and the process is ongoing. The Schedule 13D and preliminary proxy solicitation materials filed by PPM America on June 7 are harmful to the process and ultimately the Company's shareholders. The Company may lose employees, customers and vendors, and the Company's exploration of alternatives may be stalled because of PPM's filing.

         The nation's ninth largest independent department store chain, The Elder-Beerman Stores Corp. is headquartered in Dayton, Ohio and operates 62 stores in Ohio, West Virginia, Indiana, Michigan, Illinois, Kentucky, Wisconsin and Pennsylvania. Elder-Beerman also operates two furniture superstores.

                                     (more)


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ELDER-BEERMAN CONTINUES TO EVALUATE STRATEGIC ALTERNATIVES... / P.2

         This press release contains "forward-looking statements," including predictions of future operating performance, events or developments such as our future sales, profits, expenses, income and earnings per share. In addition, words such as "expects," "anticipates," "intends," "plans," "believes," "hopes," and "estimates," and variations of such words and similar expressions, are intended to identify forward-looking statements.

         Because forward-looking statements are based on a number of beliefs, estimates and assumptions by management that could ultimately prove inaccurate, there is no assurance that forward-looking statements will prove to be accurate. Many factors could materially affect our actual future operations and results, including the following: increasing price and product competition; fluctuations in consumer demand and confidence; the availability and mix of inventory; fluctuations in costs and expenses; the effectiveness of advertising, marketing and promotional programs; weather conditions that affect consumer traffic in stores; the continued availability and terms of financing; the ability to complete any pending asset disposition transactions; the outcome of pending and future litigation; consumer debt levels; and other general economic conditions that affect retail operations and sales, such as the rate of employment, inflation and interest rates and the condition of the capital markets. Elder-Beerman undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

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